Appendix J

                            SHARE PURCHASE AGREEMENT


                                  INTRODUCTION
                                  ------------

        This SHARE PURCHASE AGREEMENT is dated as of December 19, 1995, by and between Edwin Rector or assigns ("Rector") being the owner of 11,300 of the issued and outstanding shares of capital stock of First Security Federal Savings Bank ("First Security"), and American Industrial Loan Association or its assigns (the "Buyer") First Security is a federal savings bank, and the Buyer is a Virginia corporation.

                                   BACKGROUND
                                   ----------

      Rector owns approximately eighty-seven percent (87%) of the issued and outstanding shares of capital stock of First Security (the "Shares"). (Rector owns 11,300 of the 12,941 total issued and outstanding shares of First Security.) The Buyer desires to purchase from Rector, and Rector desires to sell to the Buyer, his Shares in exchange for the Purchase Price in accordance with the terms and conditions set forth in this Agreement.

      NOW,   THEREFORE,   in   consideration   of  the   respective   covenants,
representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                              TERMS AND CONDITIONS

      1. Definitions.

      For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined).

      "Acquisition" means the acquisition of all of Rector's Shares by the Buyer including all related transactions provided for in or contemplated by this Agreement or any Schedule hereto.

      "Agreement" means this Share Purchase Agreement.

      "Assets" means all of First Security's and each Subsidiary's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected on the latest year-end balance sheet or any interim balance sheet.

      "Business" means the existing and prospective business, operations, facilities and other Assets, financial condition, results of operations, finances, markets, products, competitive position, customers and customer relations and personnel of First Security and each Subsidiary.

      "Buyer" means American Industrial Loan Association.

      "Deposit" means the $50,000.00 deposit by Buyer to be paid to Escrow Agent upon execution of this Agreement.

      "Employee  Benefit  Plans" means  "employee  benefit  plans" as defined in section 3(3) of ERISA and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of First Security or any Subsidiary, or any affiliate or under which First Security or any affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means Michael J. Shelton, Esq.

      "Escrow Agreement" means an escrow agreement among Rector, the Buyer and the Escrow Agent substantially in the form of Schedule 2.2.

      "First Security" means First Security Federal Savings Bank and its subsidiary.

      "GAAP"  means  generally  accepted  accounting   principles   consistently
applied.

      "Shareholder" means Rector.

      "Shares" means shares owned by Rector of the Common Stock of First Security which constitutes approximately eighty-seven percent (87%) (11,300 of the 12,941 issued and outstanding shares) of all of the issued and outstanding capital stock of First Security.

                                   ARTICLE II
                         SALE AND PURCHASE OF THE SHARES

      2.1. Sale and Purchase of the Shares. Subject to the post-Closing adjustment set forth in Section 2.3 hereof and subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth herein, at the Closing Rector shall sell to the Buyer and the Buyer shall purchase from Rector all of the

Shares owned by Rector in exchange for the payment to Rector of an amount equal to the Purchase Price as adjusted.

      2.2.  Purchase  Price.  The Purchase  Price prior to  adjustments is Three
Million  Four  Hundred   Forty-Nine   Thousand  One  Hundred   Fifteen   Dollars
($3,449,115.00), which includes:

            A. Three Million One Hundred Eighty-Nine Thousand One Hundred Fifteen Dollars ($3,189,115.00) in cash, cashier's check or verified wire transfer at Closing (subject to the escrow and adjustment provisions of Sections
2.2.2 and 2.3, respectively), which total amount includes a Fifty Thousand Dollars ($50,000.00) Deposit placed with Escrow Agent pursuant to the terms of Escrow Agreement Number One attached hereto as Schedule 2.2.A.

            B. Shares of American Industrial Loan Association ("AILA") valued at Two Hundred Sixty Thousand Dollars ($260,000.00) based on the closing bid price on the last trading day. Any fractional share shall be paid in cash.

      2.2.1. Re-Purchase Option. Rector grants AILA the option to repurchase the AILA shares within three (3) years at the greater of (i) the fair market value (closing bid price the last trading day prior to repurchase) or (ii) an amount which will reflect an eight percent (8%) return per annum including dividends.

      2.2.2. Closing Escrow. Twenty percent (20%) of the Purchase Price specified in paragraph 2.2 (prior to adjustments) shall be placed in escrow at Closing pursuant to the terms of Escrow Agreement Number Two attached hereto as
Schedule 2.2.2, which Rector will execute at Closing.

      2.3. Post-Closing Adjustment.

            (A) Preparation of Closing Date Balance Sheet. Within ninety (90) to one hundred twenty (120) days after the Closing Date, First Security shall cause a balance sheet to be prepared for First Security as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and audited by Coopers & Lybrand, the cost to be borne by First Security and shall present fairly First Security's financial position as of the Closing Date. Upon completion of the Closing Date Balance Sheet, copies thereof shall promptly be provided to Buyer and Rector.

            (B) Determination of Closing Net Book Value. Closing Net Book value shall mean that value determined by the Closing Date Balance Sheet as being (1) the total assets of First Security as of the Closing Date, over (2) the total liabilities of First Security as of the Closing Date. As used herein, the terms "total assets" and "total liabilities" shall mean the aggregate amount of all assets or liabilities, respectively, of First Security (whether classifiable in accordance with GAAP as current or long-term) determined in accordance with GAAP.

            (C) Adjustment of Purchase Price; Payment. The Purchase Price shall be adjusted by multiplying the Closing Net Book Value plus One Hundred Fifty Thousand Dollars ($150,000.00) by Rector's proportionate share of all outstanding shares in First Security. By way of example:

               Assuming Closing Net Book Value is
               the same as the end of March, 1995         $3,800,000.00

               Premium Over Book                            +150,000.00
                                                          -------------
                                                          $3,950,000.00

               Rector's Proportionate Share                   87.31937%
                                                          -------------
               Adjusted Purchase Price
               (including deposit)                        $3,449,115.00

      2.4. Closing Date. The closing (the "Closing") of the sale and purchase of the Shares shall take place on February 29, 1996, or as soon thereafter as all regulatory approvals have been obtained, at the offices of Payne, Gates, Farthing & Radd, P. C., at 1515 Dominion Tower, 999 Waterside Drive, Norfolk, Virginia 23510, at 10:00 A.M. local time, or at such other time or place or on such earlier date as the Buyer and Rector may agree to in writing. The actual date of the Closing is herein sometimes referred to as the "Closing Date." The parties agree that if through no fault of Rector the actual closing has not taken place on or before the expiration of a period of seven (7) months following the tenth (10th) day after the date of this Share Purchase Agreement, then Rector may for a period of thirty (30) days thereafter terminate this Agreement by giving written notice to Buyer and neither party will have any further liability or obligation to the other.

      2.5. Deliveries. At the Closing, subject to the provisions of this Agreement, Rector shall deliver to the Buyer, free and clear of all Liens, the certificates for the Shares in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank, in exchange for Purchase Price less the escrow at Closing. At the Closing, Rector will make available to the Buyer the written resignations of all the directors and officers of First Security effective as of the Closing Date except for such directors and officers as the Buyer shall designate in writing, and shall cause to be made available to the successor directors and officers all minute books, stock record books, books of account, corporate seals, current written contracts and other documents, instruments and papers belonging to First Security and shall cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Business to be transferred and delivered to the directors and officers elected to succeed the resigned directors and officers of First Security.

      2.6. Default by Rector at the Closing. If Rector shall fail or refuse to deliver any of the Shares as provided in Section 2.1, the Buyer, at its option and without prejudice to its rights against Rector may refuse to make the Acquisition and thereby, terminate all of its obligations hereunder without liability. Rector acknowledges that the Shares are unique and otherwise not available and agrees that in addition to any other remedies, including damages, the Buyer may invoke any equitable remedies to enforce delivery of the Shares hereunder, including, without limitation, an action or suit for specific performance. Rector agrees to use his best efforts to get the other shareholders to sell their shares to Buyer.

      2.7. Intentional Refusal to Close. In the event that after receiving OTS approval, Buyer should intentionally without justification refuse to close the transaction after having all conditions precedent to closing satisfied, and in the absence of any misrepresentation, breach of contract or termination by Rector, then Rector may bring a lawsuit against Buyer under this paragraph for material breach of contract. If the courts after expiration of further appellate rights have finally ruled that there was a material breach by Buyer under this paragraph, then Rector shall be entitled to a sum of liquidated damages in the amount of $300,000.00 including the $50,000.00 deposit, which amount shall be in lieu of any other damages or remedies of Rector. If a court enters a judgment in favor of Rector under this paragraph, then Buyer will pay interest from the date of judgment (at NationsBank prime) on the $300,000.00 if Buyer appeals the judgment. Also, the non-prevailing party will, pursuant to paragraph 8.14, be required to pay costs and expenses including reasonable attorneys' fees of the prevailing party.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

      Rector represents and warrants to Buyer as follows:

      3.1. Organization. First Security Federal Savings Bank is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States. The deposits of First Security Federal Savings Bank are insured pursuant to the Federal Deposit Insurance Act, as amended, to the fullest extent permitted by law. First Security Mortgage Bankers, Inc. is a Virginia corporation duly organized, validly existing and in good standing under the laws of Virginia. First Security Mortgage Bankers, Inc. is wholly owned by First Security Federal Savings Bank. First Security has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease its properties, and to engage in the business and activities now conducted. First Security Mortgage Bankers, Inc. is not licensed by any regulatory authorities.

      Schedule 3.1 sets forth true and complete copies of the Charter and Bylaws of First Security and its subsidiary as amended to date and expressly designates any amendments that have been proposed and are pending. First Security (i) does not have any subsidiaries or affiliates, (except for First Security Mortgage Bankers, Inc., a Virginia corporation), (ii) is not a general partner or owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, and (iii) does not know of any arrangement pursuant to which the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of all shareholders of First Security.

      3.2. Capitalization. The authorized capital stock of First Security Federal Savings Bank consists of 1,000,000 shares of which 1,000,000 shares are common stock, par value $2.50 per share and 0 shares are preferred stock, no par value per share. As of the date of this Agreement, 12,941 shares of First Security common stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of First Security Federal Savings Bank common stock are validly issued, fully paid and nonassessable. The Shares are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. There are no shares of First Security Federal Savings Bank common stock issuable upon exercise of outstanding stock options, warrants or otherwise.

      The authorized capital stock of First Security Mortgage Bankers, Inc. consists of 1,000 shares of which 1,000 shares are common stock, par value $5.00 per share and 0 shares are preferred stock. As of the date of this Agreement, 135 shares of First Security Mortgage Bankers, Inc. common stock and 0 shares of Preferred stock were issued and outstanding. All of the issued and outstanding shares of First Security Mortgage Bankers, Inc. common stock are validly issued, fully paid and nonassessable. The Shares are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. There are no shares of First Security Mortgage Bankers, Inc. common stock issuable upon exercise of outstanding stock options, warrants or otherwise.

      Except as set forth in this Agreement, First Security is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of First Security or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any of Rector's shares. Except as set forth in this Agreement, First Security has no outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. Except as disclosed on Schedule 3.2, there are no voting trusts, voting agreements, buy-sell agreements or other similar arrangements affecting the shares.

      3.3. Authority; No Violation.

            (a) Rector has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have to the extent required been duly and validly approved by the Board of Directors and requisite number of shareholders of First Security in accordance with the Charter and Bylaws of First Security and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of First Security are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Rector and constitutes a valid and binding obligation of Rector, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, and (ii) general equity principles.

            (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by First Security with any of the terms or provisions hereof, will (i) violate any provision of First Security's Charter or Bylaws, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Security or any of its properties or assets, or (iii) except as set forth in Schedule 3.3, violate or conflict with, result in a breach of any provisions of, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of First Security under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Security is a party, or by which it or any of its respective material properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of First

Security taken as a whole and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Office of Thrift Supervision of the Department of Treasury ("OTS"), no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of First Security in connection with
(a) the execution and delivery of this Agreement and (b) the consummation of the other transactions contemplated hereby.

      3.4. Financial Statements.

            (a) Schedule 3.4(a) sets forth true and complete copies of First Security's balance sheets on a consolidated basis, income statements, changes in stockholders' equity, together with the notes thereto, as of and for the nine
(9) months ended June 30, 1995 and for the years 1992, 1993 and 1994, (the "First Security Financial Statements"). The First Security Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of First Security as of the dates set forth therein, and the related consolidated statements of income and stockholders, equity fairly present the results of the consolidated operations and stockholders' equity of First Security for the respective periods set forth therein.

            (b) Schedule 3.4(b) sets forth a copy of the Thrift Financial Reports filed by First Security as of and for the three months ended June 30, 1995 and as of and for the year ended September 30, 1994 (the "First Security Reports"). The First Security Financial Reports fairly present the financial position of First Security and the results of its respective operations at the dates and for the periods indicated in conformity with agreed upon selected procedures applied on a consistent basis with previous accounting periods.

            (c) The books and records of First Security are being maintained in material compliance with applicable legal, regulatory and accounting requirements, and reflect only actual transactions (subject to accrual items in compliance with GAAP).

            (d) Except as and to the extent reflected, disclosed or reserved against in the First Security Financial Statements or the First Security Reports, as of June 30, 1995, First Security did not have any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of First Security, taken as a whole. Since June 30, 1995, First Security has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice and there have not been any material adverse changes, subject to normal business fluctuations.

      3.5. Real Property. Schedule 3.5 lists all real property owned or leased by First Security and all mortgages, deeds of trust and security agreements to which such property is subject. Copies of all leases are attached to Schedule 3.5, and there are no breaches or defaults under any of the leases, and there will be none as of Closing (except for matters which First Security may in good faith dispute with its respective Landlord as disclosed on Schedule 3.5). All lease agreements will be current as of Closing, except for matters which First Security may in good faith dispute with its respective Landlord, which shall be disclosed on Schedule 3.5.

      3.6. Subleases. Schedule 3.6 lists all subleases under which First Security as a lessee subleases to another lessee. Copies of all subleases are attached to Schedule 3.6 and there are no breaches or defaults under any of the subleases. All subleases will be current at Closing.

      3.7. Environmental Laws. Except as set forth on Schedule 3.7, (i) First Security has not received written notice of any violation of, or claim, citation, assessment, proposed assessment or demand for abatement in connection with any applicable federal and state environmental laws and permits required thereunder (such laws and permits being "Environmental Laws"), or generated, stored, or disposed of any materials designated as hazardous materials or substances under any Environmental Laws (such materials or substances being "Hazardous Materials,") and to the actual knowledge of First Security and Rector, none are subject to any claim or lien under any Environmental Laws; and
(ii) no real estate currently owned, operated, or leased by First Security has been designated in writing addressed to First Security as requiring any environmental cleanup or response action to comply with Environmental Laws, or to the actual knowledge of First Security or Rector, has been the site of release of any Hazardous Materials.

      3.8. Litigation and Other Proceedings. Except as set forth in Schedule 3.8, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the actual knowledge of First Security, threatened, before any court or administrative body in any manner against First Security, or any of its properties or capital stock, which could have a material adverse effect, taken as a whole, on First Security, or its financial condition, assets, operations or earnings or the transactions proposed by this Agreement. First Security and Rector do not know of any basis on which any litigation or proceeding could be brought which could have a materially adverse effect, taken as a whole, on the business, operations, assets or financial condition of First Security or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. First Security is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      3.9. Taxes. First Security has filed with the appropriate federal, state and local governmental agencies, or have filed applications for extension with respect to, all tax returns and reports required to be filed, and have paid all taxes and assessments shown or claimed to be due on filed returns or reports. First Security has not executed or filed with the Internal Revenue Service ("IRS") any agreement extending the period for assessment and collection of any federal tax nor is First Security a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted in writing against First Security. First Security has not waived any statute of limitations with respect to any tax or other assessment or levy, and all such taxes and other assessments and levies which First Security is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental agency, domestic and foreign, or segregated and set aside for such payment and, if so segregated and set aside, will be so paid by First Security as required by law.

      First Security has established (and until the Closing Date will establish) on their books accrued amounts that are adequate for the payment of all federal, state and local taxes (including, but not limited to, income (including alternative minimum tax), FICA, FUTA, backup withholding, SUTA, personal property and franchise taxes) not yet due and payable, but incurred in respect of First Security through such date. Except as set forth in Schedule 3.9, the federal income tax returns of First Security have been filed with the IRS, and no deficiencies were asserted which have not been resolved and paid in full. Except as set forth in Schedule 3.9, any applicable state franchise tax returns of First Security have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the actual knowledge of First Security, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon First Security. Schedule 3.9 sets forth true and complete copies of the federal and state income tax returns of First Security as filed for the years ended 1992, 1993 and 1994.

      3.10. Contracts. Except as otherwise noted in Schedule 3.10, First Security is not a party to or bound by any (i) employment contract (including without limitation any collective bargaining contract or union agreement) which is not terminable by First Security on less than sixty (60) days notice without payment of any amount on account of such termination; (ii) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement; (iii) lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contract or commitment for capital expenditures; (v) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than sixty
(60) days from the date of this Agreement, (vi) contract or option to purchase or sell any real or personal property; (vii) contract, agreement or letter with respect to the management of First Security imposed by any bank regulatory authority having supervisory jurisdiction over First Security, (viii) agreement, contract or indenture related to the borrowing by First Security of money other than those entered into in the ordinary course of business; (ix) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (x) agreement with or extension of credit to any executive officer or director of First Security or holder of more than ten percent (10) of the First Security Common Stock, or any affiliate of such person, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates and collateral) as, and following credit underwriting practices that are not less stringent than, those prevailing at the time for comparable transactions with unrelated parties or which involve more than the normal risk of collectibility or other unfavorable features; (xi) applications or contracts with respect to branching or site location or relocation; (xii) contracts limiting or restraining it from engaging or competing in any line of business with any person or entity; or
(xiii) material contracts, other than the foregoing, and not made in the ordinary course of business and not otherwise disclosed in this Agreement, in any schedule attached hereto.

      3.11. Insurance. Attached hereto as Schedule 3.11 is a list of all insurance policies owned or held by or on behalf of First Security all of which are valid, binding and enforceable policies, or bonds issued by insurers of recognized responsibility. Copies of each policy is attached to Schedule 3.11. In the judgment of the Boards of Directors of First Security, such insurance policies are adequate for the business conducted by First Security in respect of amounts, types and risks insured. As of the date hereof, First Security has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      3.12. Laws. Except as otherwise noted on Schedule 3.12, First Security is in compliance with all applicable federal, state and local laws, rules, regulations and orders, except where a failure to comply will not result in a material adverse effect on the business, operations, assets or financial condition of First

Security taken as a whole. First Security has filed all reports (except for a three-year business plan), registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the OTS or any other regulatory authority having jurisdiction over First Security, and such reports, registrations and statements are true and correct in all material respects. Schedule 3.12 lists all examinations of First Security conducted by the OTS since their organization and the dates of any responses thereto submitted by First Security. Schedule 3.12 discloses and contains copies of any supervisory agreement, corrective action agreement or any other similar directive by the OTS relating to First Security and the current status of each as of execution of this Agreement, which status will be updated immediately prior to closing.

      3.13. Conduct. Since June 30, 1995, First Security has not (i) issued, sold or purchased any of its capital stock or corporate debt obligations; (ii) declared or set aside or paid any dividend, or issued or granted any option, warrant, call commitment, right to purchase or agreement of any character regarding the authorized or issued common stock of First Security, or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its issued and outstanding capital stock;
(iii) incurred any material obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance, other than in the ordinary course of business and other than statutory liens not yet delinquent; (iv) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the balance sheet, accruals, accounts and notes payable incurred since the date of the balance sheet in the ordinary course of business and accruals, accounts and notes payable incurred in connection with the transactions contemplated by this Agreement; (v) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vi) except as set forth in Schedule 3.13 made any general or individual wage or salary increase, paid any bonus or instituted any employee welfare, retirement or similar plan or arrangement; (vii) suffered any damage, destruction or casualty loss, whether or not covered by insurance; or (viii) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

      3.14. Reserve for Possible Loan Losses. The reserve for possible loan losses of First Security has been calculated in accordance with all applicable rules and regulations. As of the date hereof, the reserve for possible loan losses in the First

Security Financial Statements and in the First Security Reports is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses. On the date hereof and on the Closing Date, no material facts relevant to the adequacy of the reserve for possible loan losses shall have been withheld from Buyer.

      3.15. Employment Relations. The relations of First Security with their respective employees are satisfactory, and First Security has not received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. First Security has materially complied with all laws relating to the employment of labor with respect to its respective employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance and social security and similar taxes, and, except as disclosed in Schedule 3.15, no person has asserted in writing that First Security is liable for any arrearage of wages, workman's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing. Attached on Schedule 3.15 is a list of employees with a general job description, current salary rates or hourly wages and the commencement date of employment for each. Shareholder has no knowledge that any employees do not intend to remain with First Security after the Acquisition except as expressly disclosed on Schedule 3.15.

      3.16. Employee Benefit Plans. (a) Except for a 401(k) plan attached hereto as Schedule 3.16(a), First Security does not maintain or contribute to any "employee pension benefit plan" (the "First Security Pension Plans"), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "First Security Welfare Plans"), as such term is defined in Section 3 of ERISA, a stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. The First Security Pension Plans and the First Security Welfare Plans are herein referred to as the First Security Plans".

            (b) The 401(k) plan which is currently in effect at First Security has been operated in all material respects in compliance with ERISA and any other applicable laws or regulations.

      3.17. Reports to Shareholders. Schedule 3.17 sets forth a complete copy of each annual, quarterly or special report and definitive proxy statement or other communication (other than general advertising material) provided by First Security to its stockholders since September 30, 1994, and each such annual, quarterly or special report, definitive proxy statement or communication, as of its date, complied in all material respects with any applicable statutes, rules and regulations enforced or promulgated by any applicable regulatory agency, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

      3.18. Minute Books. The minute book of First Security contains accurate records of all meetings and other corporate action held of their respective stockholders and Board of Directors (including committees of the Board of Directors), except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of First Security, as the case may be. The Minute Books shall be provided to buyer for review prior to closing and shall be transferred to Buyer at Closing.

      3.19. Broker's and Other Fees. Except as set forth in Schedule 3.19, neither First Security nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

      3.20. Absence of Certain Changes or Events. Except for normal business fluctuations, there has not been any material adverse change in the business, operations, assets or financial condition of First Security since June 30, 1995, and to the best of Rector's knowledge, no facts or condition exists which he believes will cause such a material adverse change in the future.

      3.21. Disclosure. Except for normal business fluctuations, there are no material facts concerning the business, operations, assets or financial condition of First Security, which have not been disclosed to Buyer which could have a material adverse effect on the business, operations, assets or financial condition of First Security. No representation or warranty of Rector or First Security contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

      3.22. Mortgages. All representations set forth in Schedule 3.22 relating to mortgages owned by First Security as part of its assets are now and shall be true and accurate and will be updated on the Closing Date.

      3.23. Counsel Opinion. Rector shall cause his counsel to issue a legal opinion in the form of Schedule 3.23 to be delivered at closing.

      3.24. Representations Accurate at Closing. All representations and warranties shall be accurate and unchanged as of closing (except for changes in the ordinary course of business that have no material adverse effect), and Rector will certify the accuracy in a certificate at Closing.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1. Organization. Buyer is a corporation duly organized, validly subsisting and in good standing under the laws of the State of Virginia. Buyer has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease its respective properties, and to engage in the business and activities now conducted by Buyer.

      4.2. Authority; No Violation. (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation, in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, and (ii) general equity principles.

            (b) Neither the execution and delivery of this Agreement by, nor the consummation by, Buyer of the transactions contemplated hereby in accordance with the terms hereof and thereof will violate any provision of the Articles of Incorporation or Bylaws of Buyer.

      4.3. Class Stock. The Buyer has issued and outstanding only one class of common voting stock such that Rector will receive the same class of common stock of the Buyer as is currently publicly traded. Buyer has only one other outstanding class of stock, which is Series A preferred, with 70 shares held by existing directors.

      4.4. Regulation Application and Approval. Buyer will use best efforts to obtain OTS approval of Buyer's application as expeditiously as possible and any other necessary permits, consents, approvals, and authorizations of third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

      5.1. Conduct of the Business of First Security. (a) From and after the date of this Agreement to the Closing Date, First Security shall (i) conduct its businesses in substantially the same manner as they have been conducted and in accordance with prudent business and banking practices, (ii) maintain and keep its properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (iii) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained, (iv) substantially perform all its obligations under material contracts, leases and documents relating to or affecting its assets, properties, and business, except such obligations as it may in good faith reasonably dispute, (v) use its best efforts to maintain and preserve its business organization and present employees and relationships with depositors and customers of First Security, as the case may be, and (vi) materially comply with and perform all obligations and duties imposed upon it by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except with respect to
(iii) and (iv) above, such as individually or in the aggregate will not have a materially adverse effect, taken as a whole, on the business, operations, assets or financial condition of Buyer or First Security, as the case may be.

            (b) First Security will not without the prior written consent of Buyer, (i) permit any amendment or change to be made in the Charter or Bylaws of First Security; (ii) take, or allow First Security to take, any action described or do any of the things listed in Section 3.13 hereof; (iii) enter into or amend, or allow First Security to enter into or amend, any contract, agreement or other instrument of any of the types listed in Section 3.10 hereof; (iv) make any material change in its accounting methods or practices other than changes required in accordance with generally accepted accounting principles; (v) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Date; (vi) increase the rate of interest being paid on its deposit products prior to the Closing Date to an amount which is greater than any rate being paid on a similar product by a direct competitor in First Security's local market; (vii) waive any right of substantial value;
(viii) introduce any new products or services; (ix) make any change in policies;
(xi) change securities portfolio policies; (xii) make any loans to any directors, officers, employees or affiliates of First Security; (xiii) make any unsecured loan or any non-single family residential mortgage loan; (xiv) approve any loan, the underwriting of which varies from the written credit policies of First Security; (xv) propose or take any action with respect to the closing of any branches; (xvi) except in the ordinary course, make, or permit

First Security to make, any changes in the titles, salaries, bonuses or other compensation of any employee, officer or director, or (xvii) agree to do any of the foregoing. First Security further agrees that, between the date of this Agreement and the Effective Date, it will consult and cooperate with Buyer regarding (i) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures and (ii) securities portfolio and funds management, including management of interest rate risk.

      5.3. Access to Properties and Records. (a) First Security has afforded since August 4, 1995 and will afford the executive officers, employees and authorized representatives (including legal counsel, accountants and consultants) of the Buyer, reasonable access to their properties, books and records including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which such party and its designated representatives may have a reasonable interest and shall make their directors, officers, employees, agents, representatives and accountants available to confer with the other parties and their designated representatives; provided, however, that such investigations shall be conducted with reasonable prior notice in a manner so as not to unreasonably interfere with the operations of the affected party. The officers of First Security will furnish the Buyer and its designated representatives with such additional financial and operating data and other information as to their business and properties as the other shall, from time to time, reasonably request.

      (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Acquisition contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the acquisition contemplated hereby and, if such acquisition shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Acquisition contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed acquisition is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

      5.4. Regulatory Applications. (a) The parties hereto will cooperate with each other and use their best efforts to obtain OTS approval to Buyer's application and any other necessary permits, consents, approvals and authorizations of third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

            (b) First Security will promptly furnish Buyer with copies of all material filings with governmental bodies and material written communications received by it from any governmental body including the OTS.

      5.5. Further Assistance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

      5.6. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

      5.7. Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly supplement or amend (by written notice to the other) its respective Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article III, no supplement or amendment to such Schedule shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

      6.1. Representations True at Closing. The representations and warranties of the Shareholder shall be true and correct on the Closing Date with the same effect as if made at that time.


      6.2. Regulatory Compliance and Approvals. The Acquisition shall not be violative of any applicable laws or regulations. All approvals, consents and authorizations of third parties required to carry out the Acquisition, including OTS unconditional approval of Buyer's application as submitted, shall have been obtained.

                                   ARTICLE VII
                                   TERMINATION

      7.1. Termination.

      This Agreement may be terminated by action of the Board of Directors of Buyer or by Rector at any time prior to the Closing Date if any application for regulatory or governmental approval or proposal by Buyer necessary to consummate the transaction contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Buyer. This Agreement may be terminated if any condition precedent to the obligations of the terminating party to close is not satisfied.

      7.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this
Section 7.2 shall relieve any party hereto of any liability for a breach of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1. Noncompetition. From the Closing Date until the end of the fifth year following the closing Date (the "Noncompete Period"), Rector, unless acting in accordance with the Buyer's prior written consent, will not (directly or indirectly), own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, or lease, sell or permit to use any real property or interest therein owned by Rector to any business or enterprise engaged in providing banking services or products competitive to those provided by First Security in the geographical area served by First Security at any time within twelve (12) months preceding Closing; provided, however, that the provisions of this Section shall not be deemed to prohibit the ownership by Rector of not more than one percent of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934. Rector acknowledges that (1) the provisions of this Section are reasonable and necessary to protect the legitimate interests of the buyer, (2) any violation of this Section will result in irreparable injury to the Buyer and First Security and that damages at law would not be reasonable or adequate compensation to the buyer and First Security shall be entitled to have the provisions of this Section specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section. In the event that the provisions of this Section 8.1 should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law. Notwithstanding anything to the contrary, Rector may, on his own account or as a part of any entity in which Rector owns at least twenty percent (20%), make mortgage loans not to exceed Two Million Dollars ($2,000,000.00) in any one year.

      8.2. Nonsolicitation. Rector agrees that, for the Noncompete Period, he will not (directly or indirectly), without first offering the opportunity to Buyer, call on, solicit, divert or take away from First Security the business of any person, firm, corporation or other entity who or which at the Closing Date was, or at any time during the three years preceding the Closing Date had been, a customer of First Security or whose identity is known to Rector at the Closing Date as one whom First Security intends to solicit within the succeeding year. Nothing contained in this Section 8.2 shall be deemed to limit or impair, or be limited or impaired by, the provisions of
Section 8.1. Sections 8.1, 8.2 are 8.3 are each independent and severable.

      8.3. Hiring of the Company's Employees. Without prior written consent of Buyer, during the Noncompete Period, Rector will not (directly or indirectly) hire or offer employment to any employee of First Security whose employment is continued by First Security or the Buyer after the Closing Date unless First Security or the Buyer first terminates the employment of such employee. Nothing contained in this Section 8.3 shall affect or be deemed to affect in any manner any other provision of this Agreement.

      8.4. "No Shop" Provision. Shareholder agrees that during the period commencing with the date on which this Agreement is executed until Closing, Shareholder shall neither, directly or indirectly, through brokers, agents or otherwise, sell, transfer or otherwise encumber nor offer to sell, transfer or otherwise encumber nor solicit, discuss, accept or take any other action with respect to any offer from any other potential purchaser to acquire any of the business of First Security whether by asset purchases, stock purchase or otherwise, except for the sale of products or services in the ordinary course of business.

      8.5. Confidentiality. All parties agree that they (and their agents, advisors and employees) shall at all times keep all information regarding the transaction contemplated hereby strictly confidential, except to the extent such information is required to be disclosed or submitted for licensing approval to the appropriate authorities, for the purpose of obtaining financing or to its financial and legal advisors or Board of Directors or other shareholders of First Security. Announcements regarding the transaction contemplated hereby shall be made only with the prior written consent of Rector and Buyer.

      8.6. Board of Directors. If this matter is consummated, Buyer will use its best efforts to provide Rector with a seat on the Board of Directors of First Security.

      8.7. Brokers' and Finders' Fees. Rector and the Buyer each to the other represents and warrants that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, firm, corporation or other entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and each of them shall indemnify and hold the other or any affiliate of them harmless against any and all claims, losses, liabilities or expenses which may be asserted against any of them as a result of any dealings, arrangements or agreements by the indemnifying party with any such personal firm, corporation or other entity.

      8.8. Schedules. All Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Attached as Schedule 8.8 is a list of all Schedules herein.

      8.9. Investment Intent of Rector. Rector is acquiring the stock of AILA for his own account for investment purposes only and not with a view to, or for resale in connection with, any distribution within the meaning of the United States Securities Act of 1933, as amended, and it does not presently intend to resell, distribute, assign, or otherwise dispose of all or any part of the stock (except as provided in this Agreement). Rector is fully capable of bearing the risk of this investment and is a sophisticated investor having invested in and having current substantial holdings in numerous marketable and unmarketable stocks, bonds and real estate. Rector represents that he is an Accredited Investor within the meaning of Regulation D of the Securities Act of 1933. Rector represents that he has received information and documents from AILA equivalent to that which would be contained in a registration statement including but not limited to annual reports, financial statements, and other material matters which he has requested to review. Rector acknowledges that the shares being purchased are restricted within the meaning of Rule 144 of the Securities Act and that he understands the resale limitations of Rule 144 including the volume limitations and holding period. Rector further acknowledges that certificates representing the Shares will contain a legend indicating that said Shares are issued in reliance on exemptions from registration under relevant securities laws, which legend will prohibit further transfer, sale or conveyance of such securities until such securities may be transferred, sold or conveyed without a violation of any state or federal securities law.

      8.10. Survival of Representations and Warranties. The representations, warranties, covenants, and indemnities of the parties hereto contained in this Agreement shall survive the Closing Date.

      8.11. Amendments. This Agreement may be amended only by a writing signed by the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

      8.12. Expenses. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, filing fees, publication expense and accounting fees and expenses.

      8.13. Time of the Essence. Time is of the essence in this Agreement.

      8.14. Attorneys' Fees. In the event of any action at law or equity between the parties in relation to this Agreement, the nonprevailing party shall be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorneys' fees.

      8.15. Notices. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

                             IF TO BUYER:

                        American Industrial Loan Association
                        3420 Holland Road, Suite 107
                        Virginia Beach, Virginia 23452

                        Attention: Allen D. Wykle

                        With a copy to:

                        Payne, Gates, Farthing & Radd, P.C.
                        999 Waterside Drive
                        15th Floor, Dominion Tower
                        Norfolk, Virginia 23510

                        Attention: Ronald M. Gates, Esq.

                             IF TO EDWIN RECTOR:

                        Mr. Edwin Rector
                        c/o First Security Federal Savings Bank
                        7620 Little River Turnpike, Suite 400
                        Annandale, Virginia 22003

                        With a copy to:

                        Maddox & Shelton
                        1335 Rockville Pike
                        Rockville, Maryland 20852

                        Attention: Michael J. Shelton, Esq.

All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notice shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

      8.16. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Virginia and, to the extent applicable, by the laws of the United States.

      8.17. Headings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof of affect the construction or interpretation of any provision hereof.

      8.18. Modifications or Waiver. The parties may, at any time prior to the Effective Date, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. However, no termination, cancellation, modification, amendment deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

      8.19. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

      8.20. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other party.

      8.21. Consolidation of Agreements. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement, which includes the Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement. This Agreement shall be the sole expression of the agreement of the parties respecting the Transaction.

      8.22.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

      8.23. Gender. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires.

      8.24. Rector Assistance After Closing. Rector agrees that he will remain as an employee of First Security for a period of up to six (6) months after Closing at his current salary within the sole discretion of Buyer. Rector agrees that if Buyer obtains a new CEO prior to Closing that person may come to work at First Security prior to Closing for training so long as Buyer pays the salary and benefits; however, the new CEO will be under the direction of Rector until closing.

      8.25.  Section 338 IRC  ELECTION.  The parties  agree that Buyer may under
Section 338 of the Internal Revenue Code treat this Acquisition as an asset purchase.

      IN WITNESS WHEREOF, the parties hereto set forth below their signatures and seals:



                                        /s/ Edwin Rector             (SEAL)
                                        -----------------------------
                                        Edwin Rector

                                        AMERICAN INDUSTRIAL LOAN ASSOCIATION

                                        By /s/ Allen Wykle           (SEAL)
                                           --------------------------